Exhibit 4.1

PURCHASER QUESTIONNAIRE AND SUBSCRIPTION AGREEMENT

Common Stock
of
CapRocq Core REIT, Inc.

This subscription agreement (the “Subscription Agreement”) relates to my/our agreement to purchase ____ shares of the common stock, $0.001 par value (the “Shares”) to be issued by CapRocq Core REIT, Inc., a Maryland corporation (the “Company”), for a purchase price of $10.00 per Share, and a total purchase price of $______________ (the “Subscription Price”), subject to the terms, conditions, acknowledgments, representations and warranties stated herein and in the Final Offering Circular for the sale of the Shares, dated [_______], 2017, as supplemented or amended (collectively, the “Circular”). Capitalized terms used but not defined herein shall have the meanings given to them in the Circular.

Simultaneously with the execution and delivery hereof, I am (i) sending a check in the amount of my Subscription Price, (ii) wiring funds in the amount of my Subscription Price, or (iii) transferring electronic funds via ACH in the amount of my Subscription Price, each to Regions Bank, an Alabama banking corporation (the “Escrow Agent”). My Subscription Price will be held in a non-interest bearing escrow account at Regions Bank (the “Escrow Account”) by the Escrow Agent, in compliance with SEC Rule 15c2-4, with funds released to the Company only after the Company has achieved the minimum offering amount as described in the Circular. In the event that the Company does not achieve the minimum offering amount then the Shares will not be sold and issued to investors pursuant to this offering and the Subscription Price will be returned without interest.

Please Note: Please complete the remainder of this form, and the instructions for delivery of your Subscription Price to the Escrow Agent are as follows:

Checks or Money Orders: Make your check or money order payable to “Regions Bank as Escrow Agent for CapRocq Core REIT, Inc. Escrow Account” and deliver the check to the Escrow Agent at the following address:

Regions Bank

Corporate Trust Department

1180 West Peachtree Street NW, Suite 1200

Atlanta, Georgia 30309

Attn: Odell Romeo

Email: odell.romeo@regions.com

Tele: 404-581-3729

Please send the completed Subscription Agreement to your broker-dealer or registered investment advisor. Your broker-dealer or registered investment advisor will send your Subscription Agreement to Boustead Securities, LLC, our Dealer-Manager, at the address below.

Boustead Securities, LLC

Attn: [_________]

[ ADDRESS ]

[ ADDRESS ]

Wire Transfers and Electronic Funds Transfers

Regions Bank

ABA: [0620056900]

Account: [_________]

Account Name: [Wealth Management Operations]

Reference: [CapRocq Core REIT, Inc.]

Attention: [Odell Romeo]

In order to induce the Company to accept this Subscription Agreement for the Shares and as further consideration for such acceptance, I hereby make, adopt, confirm and agree to all of the following covenants, acknowledgments, representations and warranties with the full knowledge that the Company and its affiliates will rely specifically thereon in making a decision to accept or reject this Subscription Agreement:

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1. Type of Ownership (Select only one.)

Non-Custodial Ownership	Custodial Ownership

☐     Individual - One signature required.

☐     Joint Tenants with Rights of Survivorship - All parties must sign.

☐     Community Property - All parties must sign.

☐     Tenants in Common - All parties must sign.

☐     Uniform Gift to Minors Act - State of ______
Custodian signature required.

☐     Uniform Transfer to Minors Act - State of ____
Custodian signature required.

☐     Qualified Pension or Profit Sharing Plan -
Include plan documents.

☐     Trust - Include title, signature and “Powers of
the Trustees” pages.

☐     Corporation - Include corporate resolution, articles of incorporation and bylaws. Authorized signature required.

☐     Partnership - Include partnership agreement.
Authorized signature(s) required.

☐     Other (Specify) - ___________________________
Include title and signature pages.

☐     Traditional IRA - Owner and custodian signatures required.

☐     Roth IRA - Owner and custodian signatures required.

☐     Simplified Employee Pension/Trust (SEP) -
Owner and custodian signatures required.

☐     KEOGH - Owner and custodian signatures required.

☐     Other - ________________________________
Owner and custodian signatures required.

Custodian Information (To be completed by custodian.)

Name of Custodian:

Mailing Address:

City:

State:      Zip Code:

Custodian Tax ID #:

Custodian Account #:

Custodian Phone #:

2. Investor Information (You must include a permanent street address even if your mailing address is a P.O. Box.)

Individual/Beneficial Owner: (Please print name(s) to whom shares are to be registered.)
First, Middle, Last Name:	Social Security #:	Date of Birth:
Street Address:	City:	State:	Zip Code:
Daytime Phone #:	If Not a US Citizen, Specific Country of Citizenship:
E-mail Address:
Joint-Owner/Minor: (If applicable.)
First, Middle, Last Name:	Social Security #:	Date of Birth:
Street Address:	City:	State:	Zip Code:
Daytime Phone #:	If Not a US Citizen, Specific Country of Citizenship:
Trust:
Name of Trust:	Tax ID #:	Date of Trust:
Name(s) of Trustee(s)*:	Name(s) of Beneficial Owner(s)*:
Beneficial Owner(s) Street Address:	City:	State:	Zip Code:
Social Security #:	Date of Birth:	Occupation:
Corporation/Partnership/Other:
Entity Name:	Tax ID #:	Date of Entity Foundation:
Name of Officer(s), General Partner or other Authorized Person(s):
Street Address:	City:	State:	Zip Code:

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*If there is more than one trustee or beneficial owner, we will require documents for the requested information for each additional trustee and/or beneficial owner.

3. Investor Eligibility Certifications

I understand that to purchase Shares, I must either be an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the act, or I must limit my investment in the Shares to a maximum of: (i) 10% of my net worth or annual income, whichever is greater, if I am a natural person; or (ii) 10% of my revenues or net assets, whichever is greater, for my most recently completed fiscal year, if other than a natural person.

I understand that if I am a natural person I should determine my net worth for purposes of these representations by calculating the difference between my total assets and total liabilities.  I understand this calculation must exclude the value of my primary residence and may exclude any indebtedness secured by my primary residence (up to an amount equal to the value of your primary residence).  In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the donor or grantor is the fiduciary and the fiduciary directly or indirectly provides funds for the purchase of the Shares.

I hereby represent and warrant that I meet the qualifications to purchase Shares because I am one of the following:

(i)	a natural person, and the aggregate purchase price for the Shares I am purchasing in the offering does not exceed 10% of my net worth or annual income, whichever is greater;

(ii)	not a natural person, and the aggregate purchase price for the Shares I am purchasing in the offering does not exceed 10% of my revenues or net assets, whichever is greater, for my most recently completed fiscal year; or

(iii)	an accredited investor.

4. I understand that the Company, in its sole discretion, reserves the right to accept or reject this subscription, in whole or in part, for any reason whatsoever, and to the extent not accepted, unused funds transmitted herewith shall be returned to the undersigned in full, without interest.

5. I have received the Circular.

6. I accept the terms of the Articles of Incorporation of CapRocq Core REIT, Inc., without limitation, the ownership limitations imposed by Article VI thereof.

7. I am purchasing the Shares for my own account.

8. I hereby represent and warrant that I am neither a blocked person whose name appears, nor am I acting as an agent, representative, intermediary or nominee for any person identified, on the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, I have complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering, including, but not limited to, the following laws: (1) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56; and (2) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001.

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By making the foregoing representations you have not waived any right of action you may have under federal or state securities law. Any such waiver would be unenforceable. The Company will assert your representations as a defense in any subsequent litigation where such assertion would be relevant. This subscription agreement and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of Maryland without giving effect to the principles of conflict of laws.

9. Digital (“electronic”) signatures, often referred to as an “e-signature”, enable paperless contracts and help speed up business transactions. The 2001 E-Sign Act was meant to ease the adoption of electronic signatures. This Subscription Agreement may be executed electronically or in paper format. You and the Company each hereby consents and agrees that electronically signing this Agreement constitutes your signature, acceptance and agreement as if actually signed by you in writing. Further, all parties agree that no certification authority or other third party verification is necessary to validate any electronic signature; and that the lack of such certification or third party verification will not in any way affect the enforceability of your signature or resulting contract between you and the Company.

You and the Company each hereby agrees that all current and future notices, confirmations and other communications regarding this Subscription Agreement specifically, and future communications in general between the parties, may be made by email, sent to the email address of record as set forth in this Subscription Agreement or as otherwise from time to time changed or updated and disclosed to the other party, without necessity of confirmation of receipt, delivery or reading, and such form of electronic communication is sufficient for all matters regarding the relationship between the parties.

If any such electronically sent communication fails to be received for any reason, including but not limited to such communications being diverted to the recipients spam filters by the recipients email service provider, or because of a recipient’s change of address, or because of technology issues by the recipients service provider, including, without limitation, the failure of the service provider to deliver any such message to the intended recipient(s) or addressee(s), the parties agree that the burden of such failure to receive is on the recipient and not the sender, and that the sender is under no obligation to resend communications via any other means, including but not limited to postal service or overnight courier, and that such communications shall for all purposes, including legal and regulatory, be deemed to have been delivered and received. No physical, paper documents will be sent to you, and if you desire physical documents then you agree to be satisfied by directly and personally printing, at your own expense, the electronically sent communication(s) and maintaining such physical records in any manner or form that you desire.

By signing this Subscription Agreement, you are explicitly agreeing to receive documents electronically including your copy of this signed Subscription Agreement as well as ongoing disclosures, communications and notices from the Company and Direct Transfer, LLC, a Delaware limited liability company, the transfer agent.

[Signature Page Follows.]

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SIGNATURES:

THE UNDERSIGNED HAS THE AUTHORITY TO ENTER INTO THIS PURCHASER QUESTIONNAIRE AND SUBSCRIPTION AGREEMENT ON BEHALF OF THE PERSON(S) OR ENTITY REGISTERED ABOVE.

Executed this day of 20 .

X
Signature (Investor, or authorized signatory)

Title:

X
Joint Signature (Investor, or authorized signatory)

Title:

SUBSCRIPTION	CapRocq Core REIT, Inc.,
ACCEPTED	a Maryland corporation

By:
Its:

Dated:

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Broker-Dealer (or Registered Investment Advisor) Representations and Warranties

The investor’s registered representative (the “Registered Representative”) of a participating broker-dealer (“Broker Dealer”) or an authorized representative of the Investor’s Registered Investment Advisor (“Registered Investment Advisor”) must sign below to complete the order.

If sold by a Registered Representative, the Registered Representative and the Broker-Dealer hereby represent and warrant that (i) the Registered Representative and the Broker-Dealer are duly licensed and may lawfully sell Shares in the state designated as the investor’s legal residence, (ii) the Registered Representative and the Broker-Dealer are aware of and have reviewed Rule 262 of Regulation A of the Securities Act of 1933 and neither the Registered Representative nor the Broker-Dealer is subject to statutory disqualification under such Rule 262 and (iii) the Registered Representative and the Broker-Dealer have the requisite registrations to sell the Shares. If sold by a Registered Investment Advisor, the Registered Investment Advisor represents that (i) it is either registered under the Investment Advisers Act of 1940 or exempt from registration and (ii) it has the requisite registrations to sell the Shares.

Investor suitability requirements have been established by the Company and are in the Circular under “Plan of Distribution – Investment Limitations.” Before recommending the purchase of Shares, we have reasonable grounds to believe, on the basis of information supplied by the investor concerning his or her investment objectives, other investments, financial situation and needs, and other pertinent information that: (i) the investor is an “accredited investor” as defined in Section 501(a) of Regulation D of the Securities Act or, if the investor is not an “accredited investor” the investment in Shares will not exceed 10% of the greater of either the investor’s net income or net worth; (ii) the investor meets the investor suitability requirements established by the Company; (iii) the investor has a net worth and income sufficient to sustain the risks inherent in the Shares, including loss of investment and lack of liquidity; and (iv) the Shares are otherwise a suitable investment for the investor. We will maintain in our files documents disclosing the basis upon which the suitability of this investor was determined as well as documents establishing a pre-existing relationship with the investor.

We verify that the above subscription either does not involve a discretionary account or, if so, that the investor’s prior written approval was obtained relating to the liquidity and marketability of the Shares during the term of the investment.

Name of Investor:

Broker-Dealer or Investment Advisor Firm Name:

Registered Representative:
(Please Print)

Registered Representative’s BRANCH ADDRESS:

Operations E-mail address:                             Rep E-mail address:

Branch Phone Number: ( ___ ) _______________________

The representations and warranties above are and shall be continuing representations and warranties throughout the term of the offering. In the event that any of these representations or warranties become untrue, the Registered Representative and Broker-Dealer or the Registered Investment Advisor will immediately notify the Company in writing of the fact which makes a representation or warranty untrue.

X	X
Signature of Registered Representative	Broker-Dealer Principal Approval Signature
Or Registered Investment Advisor

Date	Date